Exhibit 10.13

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED ON A REQUEST FOR CONFIDENTIAL TREATMENT.

[***] CONFIDENTIAL TREATMENT REQUESTED. THE CONFIDENTIAL PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

FIFTH AMENDMENT

TO YAHOO! - INSWEB CORPORATION LICENSE AGREEMENT

This Fifth Amendment (the “Fifth Amendment”) is entered into as of September 30, 2002 (the “Fifth Amendment Effective Date”) between Yahoo! Inc., a Delaware corporation (“Yahoo”), and InsWeb Corporation, a Delaware corporation (“InsWeb”), and amends the License Agreement entered into between Yahoo and InsWeb on February 12, 1998 (the “Agreement”).  Unless otherwise expressly defined herein, all capitalized terms have the meanings set forth in the Agreement.  Except as expressly amended herein, the Agreement shall remain in full force and effect in accordance with its terms.

For good and valuable consideration, the parties hereby agree to amend the Agreement as follows:

1.             Section 2.3(a) of the Agreement shall be replaced in its entirety by the following:

“Through and including December 31, 2001, InsWeb shall be the exclusive merchant included in the Yahoo Insurance Information Center that provides on-line Insurance (excluding health insurance) quotation and transaction services with those features provided by InsWeb.  Notwithstanding the foregoing, InsWeb acknowledges that, subject to the terms of this Agreement, Yahoo may: (i) include in the Insurance Information Center a directory of and links to other insurance providers, and/or content or tools relating to Insurance; (ii) integrate into the Insurance Information Center third party health Insurance services, and/or Insurance services not available on the InsWeb Site; and (iii) place banner and other advertisements and/or promotions from any source on any of the Yahoo Properties (including the Yahoo Insurance Information Center).  Yahoo agrees not to provide a direct link from the Yahoo Insurance Information Center to a page where a merchant provides Insurance quotation or transaction services with the features provided by InsWeb; provided that Yahoo shall not be restricted from directly linking to the home page of any such merchant that offers or provides such Insurance quotation and transaction services on other pages of its web site.  In the event Yahoo enters into negotiations with any third party pursuant to which additional insurance quotation related products or services would be provided by such partner (“Service Partner”) in the Insurance Information Center during the Second Renewal Term (“Additional Items”), Yahoo will provide InsWeb with notification of the Additional Item(s) expected to be added to the Insurance Information Center, and InsWeb will have ten (10) business days in which to negotiate terms for an agreement under which such products or services would be supplied by InsWeb.  Yahoo will consider any such timely submitted proposal prior to entering into any definitive agreement with a Service Partner regarding the provision of such services, but will be under no further obligation with respect to additional negotiations or its ultimate selection of or agreement with a Service Partner.

From January 1, 2002 through the end of the Term, InsWeb shall be the non-exclusive merchant included in the Yahoo Insurance Information Center that provides on-line Insurance (excluding health insurance) quotation and transaction services with those features provided by InsWeb; provided that after October 1, 2002 Yahoo shall not integrate on the Yahoo Insurance Information Center the insurance quotation and transaction services of more than four (4) merchants (InsWeb being one of the four).”

2.             During the Fourth Renewal Term, Section 4.1 of the Agreement (“Slotting Fee”) shall be replaced in its entirety by the following:

“4.1. Slotting Fee.  In consideration of Yahoo’s performance and obligations as set forth herein, InsWeb will pay Yahoo a total slotting fee equal to four hundred thousand dollars [***].  Such fee shall be paid to Yahoo on the dates set forth below.

Payment	Date

[***]	Upon signing the Fifth Amendment
[***]	January 1, 2003
[***]	April 1, 2003
[***]	July 1, 2003”

3.             Section 4.2 is amended to continue to apply through the Fourth Renewal Term and any additional Renewal Terms.

4.             Section 8.1 of the Agreement is amended by extending the Agreement for a Fourth Renewal Term commencing on October 1, 2002 and ending on September 30, 2003.

5.             On the Fifth Amendment Effective Date, InsWeb will execute a Yahoo! Advertising Insertion Order (“Insertion Order”) in the amount of [***].  Pursuant to the Insertion Order, Yahoo will deliver at least [***] emails, valued at [***] cpm, using content provided by InsWeb, such content being subject to Yahoo’s final approval. From time to time, Yahoo and InsWeb may mutually agree to substitute other promotions for some or all of the emails.

6.             Except as modified by this Fifth Amendment, the Agreement, including any amendments or addenda thereto, shall remain in full force and effect.

AGREED:

Yahoo! Inc.		INSWEB CORPORATION

By:	/s/ NATHAN RICHARDSON	By:	/s/ KIRAN RASARETNAM

Print Name:	Nathan Richardson	Print Name:	Kiran Rasaretnam

Title:	GM	Title:	SVP, Finance

Date:	9/30/02	Date:	9/30/02

[***] CONFIDENTIAL TREATMENT REQUESTED. THE CONFIDENTIAL PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.